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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 26, 2000
               Date of Report (Date of earliest event reported):

                      MICROCHIP SEMICONDUCTOR INCORPORATED
             (Exact name of registrant as specified in its charter)

         Delaware                    0-21184                   86-0629024
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)           Identification Number)


                           2355 W. CHANDLER BOULEVARD
                          CHANDLER, ARIZONA 85224-6199
                    (Address of principal executive offices)


                                 (480) 786-7200
               Registrant's telephone number, including area code

                                      N/A
         (Former name or former address, if changed since last report)

________________________________________________________________________
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ITEM 5.   OTHER EVENTS

     On October 26, 2000, Microchip Technology Incorporated, a Delaware corporation ("Microchip"), and TelCom, Semiconductor, Inc., a Delaware corporation ("TelCom"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), pursuant to which Microchip will acquire TelCom.

     Pursuant to the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by the stockholders of TelCom), Matchbox Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Microchip ("Merger Sub"), will be merged with and into TelCom (the "Merger"). At the effective time of the Merger, the separate existence of Merger Sub will cease and TelCom will continue as the surviving corporation and as a wholly-owned subsidiary of Microchip. In connection with the Merger, holders of outstanding shares of TelCom common stock will receive, in exchange for each share of TelCom common stock held by them, shares of Microchip common stock equal in value to $15.00 divided by the average closing price of Microchip common stock for the ten trading days preceding the closing of the Merger (the "Exchange Ratio"); provided that if such average closing price is less than $28.30 per share, the holders of TelCom common stock will receive .53 shares of Microchip common stock for each share of TelCom common stock, and, provided further, that if such average closing price is greater than $32.61 per share, the holders of TelCom common stock will receive .46 shares of Microchip common stock for each share of TelCom common stock. In addition, Microchip will assume all options outstanding under TelCom's existing stock option plans, and each option will be or will later become exercisable for shares of Microchip common stock rather than shares of TelCom common stock, in an amount adjusted to reflect the Exchange Ratio, and at an exercise price adjusted to reflect the Exchange Ratio. The Merger is intended to be a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended, and is expected to be treated as a pooling-of-interests for financial accounting purposes, in accordance with generally accepted accounting principles.

     In connection with the Merger Agreement, Microchip and TelCom entered into a Stock Option Agreement dated as of October 26, 2000, pursuant to which Microchip has the right, under certain circumstances, to purchase up to 19.9% of the issued and outstanding shares of TelCom common stock at a price of $15.00 per share (the "Option Agreement"). In addition, certain stockholders of TelCom have entered into Voting Agreements with Microchip dated as of October 26, 2000, pursuant to which the stockholder has agreed to vote the shares of TelCom common stock beneficially owned by the stockholder in favor of adoption of the Merger Agreement.

     A copy of the Merger Agreement is filed herewith as Exhibits 2.1. Such exhibit is hereby incorporated by reference herein and the foregoing description is qualified in its entirety by reference to such exhibit.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

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 2.1   Agreement and Plan of Reorganization, dated as of October 26, by and among Microchip Technology Incorporated, a Delaware corporation, Matchbox Acquisition Corp., a Delaware corporation, and TelCom Semiconductor, Inc., a Delaware corporation.

99.1   Microchip Technology Incorporated October 27, 2000 Press Release

                                      -3-
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2000                   MICROCHIP TECHNOLOGY INCORPORATED


                                          /S/ STEVE SANGHI
                                          ---------------------------
                                          Steve Sanghi
                                          President and Chief Executive Officer



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                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number         Description of Document
------         -----------------------

 2.1 Agreement and Plan of Reorganization, dated as of October 26, by and among Microchip Technology Incorporated, a Delaware corporation, Matchbox Acquisition Corp., a Delaware corporation, and TelCom Semiconductor, Inc., a Delaware corporation.

99.1           Microchip Technology Incorporated October 27, 2000 Press Release

                                      -5-